Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

May 28, 2009

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated May 21, 2009 accompanying the audited financial statements of Sparking Events, Inc. as of February 28, 2009 and February 29, 2008, in the Form 10-K, with the U.S. Securities and Exchange Commission.

Very truly yours,

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com